                                                                     EXHIBIT 4.3

         NEITHER THIS WARRANT NOR THE SERIES A CONVERTIBLE PREFERRED STOCK ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAW. NEITHER THIS WARRANT NOR ANY OF THE UNDERLYING SERIES A CONVERTIBLE PREFERRED STOCK MAY BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS THE SAME IS REGISTERED AND QUALIFIED IN ACCORDANCE WITH SAID ACT AND ANY APPLICABLE STATE SECURITIES LAW, OR IN THE OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY, SUCH REGISTRATION AND QUALIFICATION ARE NOT REQUIRED.

797,001 Shares of Series A Convertible Preferred Stock Warrant No. 1

                                     WARRANT

         to Purchase 797,001 Shares of Series A Convertible Preferred Stock of

                            GERIMED OF AMERICA, INC.

         THIS CERTIFIES THAT, for value received, SPECTRUM HEALTHCARE SERVICES, INC. or registered assigns is entitled, subject to the terms and conditions set forth herein, to purchase from GERIMED OF AMERICA INC., a corporation organized and existing under the laws of the State of Colorado (the "Company"), at any time on or before 5:00 P.M. St. Louis. Missouri time on the Final Exercise Date, Seven Hundred Ninety-Seven Thousand One (797,001) shares of Series A Convertible Preferred Stock of the Company for $0.0001 per share in lawful money of the United States of America. The number of shares of Series A Convertible Preferred Stock which may be purchased hereunder, and the Purchase Price therefor, are subject to adjustment as hereinafter set forth in Sections 2, 3 and 8.

         Section 1. Definitions. For all purposes of this Warrant the following terms shall have the meanings indicated:

         "Board of Directors" shall mean the board off directors of the Company `as constituted from time to time.

         "Common Stock" shall mean the common stock of the Company, par value $0.0001 per share.

         "Company" shall mean GERIMED OF AMERICA, INC., a corporation organized and existing under the laws of the State of Colorado, and its successors and assigns.

         "Final Exercise Date" shall mean December 31, 2003.

         "Initial Purchase Price" shall mean the initial Purchase Price of One Hundredth of One Cent ($0.0001).

         "Maximum First Tranche" initially shall mean Three Hundred Sixty-Nine Thousand Eight Hundred Fifty-One (369,851) shares of Series A Convertible Preferred Stock.

         "Maximum Second Tranche" initially shall mean Four Hundred Twenty-Seven Thousand One Hundred Fifty (427,150) shares of Series A Convertible Preferred Stock, provided, however, that if less than the entire Maximum First Tranche becomes exercisable under Section 3 of this Warrant, then the Maximum Second Tranche shall be a number of shares of Series A Convertible Preferred Stock equal to the sum of (i) 377,872, plus (ii) the product of 49,278 times the percentage of the Maximum First Tranche that becomes exercisable under Section 3 of this Warrant.

         "Preferred Stock" shall mean the Series A Convertible Preferred Stock of the Company, par value $0.0001 per share.

         "Purchase Price" initially shall mean the Initial Purchase Price, and thereafter shall be such Initial Purchase Price as adjusted and in effect from time to time thereafter pursuant to the provisions hereof.

         "SEC" shall mean the Securities and Exchange Commission.

         "Securities Act" shall mean the Securities Act of 1933, as amended, and the regulations promulgated by the SEC thereunder.

         "Transfer" shall include any disposition of any Warrants or Warrant Stock, or of any interest in either thereof, which would constitute a sale thereof within the meaning of the Securities Act.

         "Warrant" shall mean this Warrant, evidencing the right, subject to fulfillment of the conditions set forth herein, to purchase initially an aggregate of 797,001 shares of Preferred Stock, and all Warrants issued in exchange, transfer or replacement thereof.

         "Warrantholder" shall mean the registered holder or holders of this Warrant and any related Warrant Stock.

         "Warrant Shares" shall mean the shares of Preferred Stock purchased or purchasable by the registered holder(s) of this Warrant upon the exercise thereof pursuant to Section 5.

All terms used in this Warrant which are not defined in Section 1 shall have the respective meanings ascribed thereto elsewhere in this Warrant.

         Section 2. Initial Number of Warrant Unit;
                      Purchase Price.

         (a) Determination of Number of Shares Subject to this Warrant. The initial number of shares of Preferred Stock which the Warrantholder shall have the right to purchase is 797,001 shares of Preferred Stock, subject to the conditions in Section 3 and to adjustment pursuant to Section 8 hereof.

         (b) Initial Purchase Price. The Initial Purchase Price for each Warrant Share shall be One Hundredth of One Cent ($0.0001). The. Purchase Price for the Warrant Shares shall be subject to adjustment pursuant to Section 8 hereof

         Section 3. Conditions on Exercise. The number of Warrant Shares for which this Warrant ultimately shall be exercisable shall be determined based on the EBIT of the Company for its 1998 and 1999 fiscal years, as set forth in this Section. The "EBIT" of the Company for any period shall mean the Company's net income for such period plus (i) all interest expense by the Company during such period, plus (ii) all income and franchise tax expense incurred by the Company during such period, and disregarding all extraordinary gains and losses outside of the ordinary course of the Company's business. The net income of the Company for any period shall be as set forth in the Company's audited consolidated statement of income for such fiscal year, prepared in accordance with generally accepted accounting principles, consistently applied.

         (a) If the EBIT of the Company for its fiscal year ending December 31, 1998 ("Fiscal 1998") is less than $1,000,000, then this Warrant shall become exercisable with respect to a number of Warrant Shares equal to the Maximum first Tranche;

         (b) If the EBIT of the Company for Fiscal 1998 is $2,000,000 or more, then the number of Warrant Shares subject to this Warrant shall be reduced by the entire amount of the Maximum First Tranche; and

         (c) If the EBIT of the Company for Fiscal 1998 is less than $2,000,000 but is $1,000,000 or more, then this Warrant shall become exercisable with respect to a number of Warrant Shares equal to the Maximum First Tranche times a fraction, the numerator of which is the difference between $2,000,000 and the Company's EBIT for Fiscal 1998, and the denominator of which is $1,000,000; and the number of Warrant Shares subject to this Warrant shall be reduced by the difference between the Maximum First Tranche and the number of Warrant Shares determined under the first part of this subsection (c).

         (d) If the EBIT of the Company for its fiscal year ending December 31, 1999 ("Fiscal 1999") is $2,000,000 or more, then all Warrant Shares as to which this Warrant has not yet become exercisable shall be canceled, and this Warrant shall be exercisable only with respect to such Warrant Shares, if any, as shall have become exercisable as a result of the Company's EBIT for Fiscal 1998.

         (e) If the EBIT of the Company for Fiscal 1999 is less than $1,000,000, them this Warrant shall become exercisable with respect to a number of Warrant Shares equal to the Maximum Second Tranche; and Warrant Shares as to which this Warrant shall not then have become exercisable, if any, shall be canceled.

         (f) If the EBIT of the Company for Fiscal 1999 is less than $2,000,000 but is $1,000,000 or more, then this Warrant shall become exercisable with respect to a number of Warrant Shares equal to the Maximum Second Tranche times a fraction, the numerator of which is the difference between $2,000,000 and the Company's EBIT for fiscal 1999, and the denominator of which is $1,000,000; and Warrant Shares as to which this Warrant shall not then have become exercisable, if any, shall be canceled.

Warrant Shares as to which this Warrant becomes exercisable under subsection (e) or (f) above shall be in addition to those Warrant Shares as to which this Warrant may become exercisable under subsection (a) or (c) above.

         Section 4. Elimination of Fractional Interests. The Company shall not be required to issue certificates representing fractions of shares of Preferred Stock upon exercise of this Warrant, nor shall it be required to issue scrip or pay cash in lieu of fractional interests, it being the intent of the parties that all fractional interests shall be eliminated by rounding any fraction to the nearest whole number of shares of Preferred Stock or other securities, properties or rights receivable upon exercise of this Warrant.

         Section 5. Method of Exercise: Legend

         (a) Exercise of Warrant. This Warrant, is exercisable in whole or in part at any time or from time to time on or after the date hereof, and prior to the Final Exercise Date. In order to exercise this Warrant, the registered holder hereof shall complete the Subscription Form attached hereto, and deliver this Warrant and cash or a bank certified or cashier's check in an amount equal to the then aggregate Purchase Price of the Warrant Shares being purchased, to the Company, at 333 West Hampton Avenue, Suite 200, Englewood, Colorado 80110 (or at such other location as the Company may designate by notice in writing to the holder of this Warrant). The Company, in its sole discretion, at the holder's request, may



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


accept payment for Warrant Shares by the holder's surrender of Warrants having an aggregate fair market value equal to the exercise price of the Warrant Shares being purchased. The determination of the fair market value of any such surrendered Warrants shall be made by the Board of Directors of the Company in its sole discretion. Upon receipt by the Company of such Subscription Form, this Warrant and Payment, such holder shall be deemed a holder of record of the Preferred Stock specified in said Subscription Form, and the Company shall, as promptly as practicable, and in any event within 10 business days thereafter, execute and deliver to such holder a certificate or certificates evidencing the aggregate number of Preferred Stock specified in said Subscription Form. Each certificate so delivered shall be registered in the name of such holder or, subject to Section 7 below, such other name as shall be designated by such holder. The Company shall pay all expenses, taxes and other charges payable in connection with the preparation, execution and delivery of certificates pursuant to this Section. except that, in case such certificates shall be registered in a name or names other than the name of the registered holder of this Warrant, funds sufficient to pay all transfer taxes which shall be payable upon the execution and delivery of such certificate or certificates shall be paid by the registered holder hereof to the Company at the time of delivering this Warrant to the Company as mentioned above.

         (b) Transfer Restriction Legend. Each certificate for Warrant Shares initially issued upon exercise of this Warrant, unless at the time of exercise such Warrant Shares are registered under the Securities Act, shall bear a legend substantially similar to the following on the face thereof:

                           "THE SHARES REPRESENTED HEREBY HAVE NOT BEEN
                  REGISTERED PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAW. NEITHER THESE SHARES, NOR ANY PORTION THEREOF OR INTEREST THEREIN, MAY BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS THE SAME IS REGISTERED AND QUALIFIED IN ACCORDANCE WITH SAID ACT AND ANY APPLICABLE STATE SECURITIES LAW, OR IN THE OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY, SUCH REGISTRATION AND QUALIFICATION ARE NOT REQUIRED."

Any certificate issued at any time in exchange or substitution for any certificate bearing such legend (except a new certificate issued upon completion of a public distribution under an effective registration statement of the securities represented thereby) shall also bear such legend unless in the opinion of counsel specified in Section 7, the securities represented thereby need no longer be subject to the restrictions contained in this Warrant. The provisions of Section 7 shall be binding upon all subsequent holders of certificates bearing the above legend and shall also be applicable to all subsequent holders of this Warrant.

         (c) Character of Warrant Stock. All Preferred Stock issuable upon the exercise of this Warrant shall, be duly authorized, validly issued, fully paid and nonassessable.

         Section 6. Ownership and Replacement.

         (a) Ownership of this Warrant. The Company may deem and treat the person in whose name this Warrant is registered as the holder and owner hereof (notwithstanding any notations of ownership or writing hereon made by anyone other than the Company) for all purposes and shall not be affected by any notice to the contrary, until presentation of this Warrant for registration or transfer as provided in this Section 6.

         (b) Exchange and Replacement. This Warrant is exchangeable upon the surrender hereof by the registered holder to the Company at its office described in Section 5, for new Warrants of like tenor and date representing in the aggregate the right to purchase the number of Warrant Shares that may be purchased hereunder, each of such new Warrants to represent the right to purchase such number of shares as shall be designated by said registered holder at the time of surrender. Subject to compliance with Section 7, this Warrant and all rights hereunder are transferable in whole or in part upon the books, of the Company by the registered holder hereof in person or by duty authorized attorney, and a new Warrant shall be made and delivered by the Company, of the same tenor and date as this Warrant but registered in the name of the transferee, upon surrender of this Warrant, duly endorsed, to said office of the Company. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to the Company, and upon surrender and cancellation of this Warrant, if mutilated, the Company will make and deliver a new Warrant of like tenor, in lieu of this Warrant. This Warrant shall be promptly cancelled by the Company upon the surrender hereof in connection with any exchange, transfer or replacement. The Company shall pay all expenses, taxes (other than transfer taxes) and other charges payable in connection with the preparation, execution and delivery of Warrants pursuant to this Section 6.

         Section 7. Transfer of Warrants or Warrant Shares.

         (a) Warrants and Warrant Shares Not Registered. The holder of this Warrant, by accepting this Warrant, represents and acknowledges that this Warrant and the Warrant Shares which may be purchased upon exercise of this Warrant are not being registered under the Securities Act on the grounds that the issuance of this Warrant and the offering and sale of such Warrant Shares are exempt from registration under the Securities Act pursuant to one or more exemptions therefrom, including Section 4(2) thereof, and that





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


the Company's reliance on such exemption is predicated in part on the initial Warrantholder' s representations and agreements made to and with the Company in the Securities Purchase Agreement dated on or about the date hereof.

         Notwithstanding any provisions contained in this Warrant to the contrary, this Warrant and the related Warrant Shares shall not be transferable except upon the conditions specified in this Section 7, which conditions are intended, among other things, to ensure compliance with the provisions of the Securities Act and applicable state securities laws in respect of the transfer of this Warrant or of such Warrant Shares.

         (b) Notice of Intention to Transfer: Opinion of Counsel. The holder of this Warrant, by accepting this Warrant, agrees that prior to any transfer of this Warrant or any transfer of the related Warrant Shares, such holder will (i) give written notice to the Company of its intention to effect such transfer, and
(ii) deliver to the Company (A) an opinion of counsel for the Company or an opinion, in form and substance reasonably satisfactory to counsel for the Company, of counsel skilled in securities matters (selected by such holder and reasonably satisfactory to the Company) as to the absence of the necessity of registration under the Securities Act, or (B) an interpretative letter from the Securities and Exchange Commission to the effect that the proposed transfer may be made without registration under the Securities Act, in either case accompanied by evidence that such transfer will also be in compliance with applicable state securities ("blue sky") laws; provided, however, that the foregoing shall not apply with respect to any Warrant or Warrant Shares as to which there is a registration statement in effect under the Securities Act at the time of the proposed transfer.

By accepting this Warrant, the Warrantholder agrees to indemnify the Company and hold it harmless from and against all damages, losses, liabilities (including liability for rescission), costs and expenses which the Company may incur under the Securities Act or otherwise, by reason of any misrepresentation by the Warrantholder of facts concerning it or any proposed transfer of the Warrants and/or Warrant Shares with respect to the availability of any exemption from registration under the Securities Act.

         Section 8. Adjustment of Number of Shares and Purchase Price.

         (a) Adjustments for Distributions, Divisions or Consolidation or Combination of Shares. In the event of any increase or decrease in the number of shares of issued Preferred Stock by reason of a distribution, division or consolidation or combination of such Shares at any time or from time to time after the date hereof such that the holders of Preferred Stock shall have had an adjustment made, without payment therefor, in the number of shares of Preferred Stock owned by them or, on or after any record date fixed for the determination of eligible holders, shall have become entitled or required to have had an adjustment made in the number of Preferred Stock owned by them, without payment therefor, them shall be a corresponding adjustment as to the number of shares of Preferred

Stock covered by this Warrant (and to the Purchase Price for each Warrant Share under this Warrant) with the result that the Warrantholder's proportionate interest in the shares of Preferred Stock shall be maintained as before the occurrence of such event without change in the aggregate Purchase Price set forth in said Warrant

         (b) Adjustments for Recapitalization, Reclassification, Reorganization or Other Like Capital Transactions or for Merger and Consolidation. in the event the Company (or any other corporation or other entity the securities of which are receivable at the time upon exercise of the Warrant) shall effect a plan of recapitalization, reclassification, reorganization or other like capital transaction or shall merge or consolidate with or into another entity or convey all or substantially all of its assets to another entity at any time or from time to time on or after the date hereof, then in each such case the Warrantholder upon the exercise of this Warrant at any time after the consummation of such recapitalization, reclassification, reorganization or other like capital transaction or of such merger, consolidation or conveyance shall be entitled to receive (in lieu of the securities or other property to which such holder would have been entitled to receive upon exercise prior to such consummation), the securities or other property to which the Warrantholder, would have been ENTITLED to have received upon consummation of the subject transaction if the holder hereof had exercised this Warrant immediately prior to such consummation without adjustment, to the aggregate Purchase Price set forth in said Warrant and all subject to further adjustment pursuant to Section 8(a) hereof.

         Section 9. Special Agreements of the Company. The Company covenants and agrees that:

         (a) Reservation of Shares. The Company will reserve and set apart and have at all times free from preemptive rights, a number of shares of Preferred Stock deliverable upon the exercise of this Warrant, and it will have at all times any other rights or privileges sufficient to enable it at any time to fulfill all of its obligations hereunder.

         (b) Avoidance of Certain Actions. The Company will not, by amendment of its Articles of Incorporation or Bylaws or through any reorganization, of assets, consolidation, merger, issue or sale of securities or otherwise avoid or take any action which would have the effect of avoiding, the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in carrying out all of the provisions of this Warrant and in taking all of such action as may be necessary or appropriate in order to protect the rights of the Warrantholder against impairment.

         (c) Successors. This Warrant shall be binding upon any corporation or other entity succeeding to the Company by merger or consolidation, and the Company will not enter into any such transaction without obtaining the written agreement of any such successor to be bound by the terms of this Warrant as if it were the issuer hereof.

         Section 10. Notifications by the Company. In case at any time:

                 (a) the Company shall make any distribution to the holders of Preferred Stock or Common Stock;

                 (b) the Company shall make an offer for subscription pro rata to the holders of its Preferred Stock or Common Stock of any additional securities of the Company;

                 (c) there shall be any capital reorganization, reclassification of the shams of the Company, consolidation or merger of the Company with, or sale of all or substantially all of its assets to, a corporation or other entity; or

                 (d) there shall be a voluntary or involuntary dissolution, liquidation or winding-up the Company;

then, in any one or more of such cases, the Company shall give written notice to Warrantholder of the date on which (i) the books of the Company shall close, or a record shall be taken for such distribution or subscription rights, or (ii) such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up shall take place, as the case may be. Such notice shall also specify the date as of which the holders of Preferred Stock or Common Stock of record shall participate in such distribution or subscription rights, or shall be entitled to exchange their Preferred Stock or Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale. dissolution. liquidation, or winding-up, as the case may be. Such written notice shall be given not less than 30 days and not more than 90 days prior to the action in question and not less than 30 days and not more than 90 days prior to the record date or the date on which the Company's transfer books are closed in respect thereto and such notice may state that the record date is subject to the effectiveness of a registration statement under the Securities Act or to a favorable vote of the shareholders of the Company, if either is required.

         Section 11. Notices. Any notice or other document required or permitted to be given or delivered to Warrantholders shall be delivered at, or sent by certified or registered mail to the Warrantholder at, the most recent address of the Warrantholder shown on the records of the Company, or to such other address as shall have been furnished to the Company in writing by such Warrantholder. Any notice or other document required or permitted to be given, or delivered to the Company shall be sent by certified or registered mail to the Company at its address set forth in Section 5 (and notice shall be deemed delivered three (3) business days after deposit in the mail), or such other address as shall have been furnished to the Warrantholder by the Company.




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

         Section 12. No Voting Rights: Limitation of Liability. This Warrant shall not entitle any Warrantholder to vote on any matter coming to the attention of the Shareholders of the Company or to any of the rights of a shareholder of the Company. No provision hereof, in the absence of affirmative action by the Warrantholder to purchase Preferred Stock hereunder, and no mere enumeration herein of the rights or privileges of the holder hereof shall give rise to any liability of such holder for the Purchase Price or any rights of such holder as a shareholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

         Section 13. Miscellaneous. This Warrant shall be governed by, and construed and enforced in accordance with, the laws of the State of Colorado. This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought. The headings in this Warrant are for purposes of reference only and shall not affect the meaning or construction of any of the provisions hereof

          [THE BALANCE OF THIS PAGE HAS BEEN LEFT BLANK INTENTIONALLY]


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



         IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized representative, and to be dated as of December 1997.

                                         GERIMED OF AMERICA, INC.


                                         By:
                                            -----------------------------------
                                            Authorized Officer

                                   ASSIGNMENT

         To Be Executed by the Registered Holder if It Desires to Transfer the Within Warrant


         FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto



                                     ---------------------------------------
                                     (Name)



                                     ----------------------------------------
                                     (Address)

the right to purchase ________ Preferred Stock, covered by the within Warrant, as said Shares were constituted at the date of said Warrant, and does hereby irrevocably constitute and appoint Attorney to make such transfer on the books of the Company maintained for the purpose, with full power of substitution.




                                     Signature
                                              ----------------------------------


Dated
     -----------------------------
In the presence of

                                     NOTICE

         The signature to the foregoing Assignment must correspond to the name as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatsoever.

                                SUBSCRIPTION FORM

         To Be Executed by the Registered Holder if It Desires to Exercise the Within Warrant


         The undersigned hereby exercises the right to purchase ___________ shares of Preferred Stock covered by the within Warrant at the date of this subscription and herewith makes payment of the sum of $___________ representing the Purchase Price in effect at this date. Certificates for such Shares shall be issued in the name of and delivered to the undersigned, unless otherwise specified by written instructions, signed by the undersigned and accompanying this subscription.

Dated
     -----------------------


                                           Signature
                                                    ----------------------------

                                           Address
                                                  ------------------------------


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